UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 3, 2010
FIRSTMERIT CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308

(Address of principal executive offices)	(Zip Code)
(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-5.1
EX-99.1
EX-99.2

ITEM 8.01 OTHER EVENTS.
     On March 3, 2010, FirstMerit Corporation (the “Company”) entered into two distribution agency agreements (the “Agreements”), with each of Credit Suisse Securities (USA) LLC and RBC Capital Markets Corporation (collectively, Credit Suisse Securities (USA) LLC and RBC Capital Markets Corporation are referred to as the “Sales Agents”), pursuant to which the Company may, from time to time, offer and sell shares of the Company’s common stock, no par value, having an aggregate gross sales price of up to $150,000,000 (the “Common Shares”), through the Sales Agents. Sales of the Common Shares will be made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market at market prices, in block transactions or as otherwise agreed with the Sales Agents.
     Common Shares sold pursuant to the Agreements will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2010, to the accompanying prospectus filed with the Commission on February 6, 2009, as part of the Company’s Registration Statement on Form S-3 (File No. 333-157163) (the “Registration Statement”).
     Under the terms of the Agreements, the Company may also sell some or all of the Common Shares to either of the Sales Agents as principal for their own respective accounts at prices agreed upon at the time of sale. If the Company sells Common Shares to either of the Sales Agents as principal, the Company will enter into a separate terms agreement setting forth the terms of such transaction, and the Company will describe such terms agreement in a separate prospectus supplement or pricing supplement.
     The Company is not obligated to sell and the Sales Agents are not obligated to buy or sell any Common Shares under the Agreements. No assurance can be given that the Company will sell any Common Shares under the Agreements, or, if it does, as to the price or amount of Common Shares that will be sold, or the dates when the sale of such shares will take place. Under the terms of the Agreements, Credit Suisse Securities (USA) LLC is entitled to sell Common Shares having an aggregate offering price of up to $100,000,000 prior to any sales of Common Shares by RBC Capital Markets Corporation.
     Previously, the Company issued and sold a total of 4,265,712 Common Shares pursuant to a distribution agency agreement dated May 6, 2009, the net proceeds of which were $79 million after commissions and before deducting expenses of the offering. Credit Suisse Securities (USA) LLC acted as sales agent in connection with such sales and the Company paid Credit Suisse Securities (USA) LLC as sales agent a commission equal to 1.75% of the gross sales price per share for the common stock sold. There will not be any additional sales made under the May 6, 2009 distribution agreement.
     The Agreements are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the material terms of the Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such exhibits. Additional exhibits are filed herewith in connection with the Company’s Registration Statement, which are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits.

Exhibit
Number	Description

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP regarding the legality of the Common Shares to be issued pursuant to the Distribution Agency Agreements dated March 3, 2010.

23.1	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1).

99.1	Distribution Agency Agreement dated March 3, 2010 between FirstMerit Corporation and Credit Suisse Securities (USA) LLC.

99.2	Distribution Agency Agreement dated March 3, 2010 between FirstMerit Corporation and RBC Capital Markets Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTMERIT CORPORATION
By:	/s/ Terrence E. Bichsel
Terrence E. Bichsel
Executive Vice President and Chief Financial Officer

Date: March 3, 2010